AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 2014

Registration No. 333-143392

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 3 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Markel Corporation

(Exact name of registrant as specified in its charter)

Virginia	54-1959284
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4521 Highwoods Parkway Glen Allen, Virginia	23060-6148
(Address of Principal Executive Offices)	(Zip Code)

Markel Corporation Retirement Savings Plan

(Full title of the plan)

D. Michael Jones

General Counsel and Secretary

Markel Corporation

4521 Highwoods Parkway

Glen Allen, Virginia 23060-6148

(Name and address of agent for service)

(804) 747-0136

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 3 relates to the Registration Statement on Form S-8 (File No. 333-143392) (the “Registration Statement”) of Markel Corporation, a Virginia corporation (the Registrant), which originally registered 100,000 shares of its common stock, no par value, for issuance to participants in the Markel Corporation Retirement Savings Plan. The Registrant is filing this Post-Effective Amendment solely for the purpose of deregistering any and all securities previously registered under the Registration Statement that remain unsold, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and in accordance with Rule 478 thereto, the Registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on May 29, 2014.

MARKEL CORPORATION

By:	/s/ D. Michael Jones
D. Michael Jones
General Counsel and Secretary